UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2006

SECURITY BANK CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	000-23261	58-2107916
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

4219 Forsyth Road, Macon, Georgia 31210

(Address of principal executive offices)

(478) 722-6200

Registrant’s Telephone Number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

On December 28, 2006, Security Bank Corporation (Nasdaq: SBKC) issued a press release to announce its estimate for operating earnings per diluted share for the full year of $1.38 to $1.40, based on estimated fourth quarter 2006 operating earnings of approximately $6.0 million to $6.4 million, or approximately $0.31 to $0.33 per diluted share.

The Company also announced a restructuring of its bond portfolio that is expected to reduce the overall level of interest rate risk, while improving its future earnings. The Company sold approximately $54 million, or approximately 25% of its bond portfolio, at an after-tax loss of approximately $824,000, or $0.04 per diluted share. This loss is not included in estimated operating earnings per diluted share for fiscal year end 2006.

Further details about the fourth quarter and full year 2006 results, as well as the Company’s outlook for 2007, including 2007 earnings guidance, will be provided at the Company’s regularly scheduled quarterly conference call on Thursday, January 25, 2007 at 8:30 a.m. Call-in information for this conference call will be provided in a future release.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release of Security Bank Corporation dated December 28, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY BANK CORPORATION

Date: December 29, 2006	By:	/s/ H. Averett Walker
H. Averett Walker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release distributed December 28, 2006